EXHIBIT 3.2




                           ST. LAURENT PAPERBOARD INC.


                     BY-LAWS AND ADMINISTRATIVE RESOLUTIONS



Consolidated Version

Passed March 19,1993, amended May 10,1994 (section 5.06)

July 26,1994, (section 5.07), October 19,1994 (section 4.01(c))

July 27,1995, (section 5.09), November 8,1995 (section 5.06)

October 21, 1996, (section 5.05), subsection (a))

October 21, 1996 (section 5.07)

September 9, 1997, (section 4.01)

December 3, 1997 (section 5.06)




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                           ST. LAURENT PAPERBOARD INC.

                                      INDEX

                                     BY-LAWS

Part I - Interpretation

1.01        Definitions


Part ll - Meetings of Directors

2.01        Action by the Board

2.02        Canadian Majority

2.03        Meeting by Communications Facilities

2.04        Place of Meetings

2.05        Calling of Meetings

2.06        First Meeting of New Board

2.07        Adjourned Meeting

2.08        Regular Meetings

2.09        Chairman

2.10        Votes to Govern

2.11        Quorum

2.12        Remuneration and Expenses


Part lll - Meetings of Shareholders

3.01        Annual Meetings

3.02        Special Meetings

3.03        Place of Meetings

3.04        Notice of Meetings

3.05        List of Shareholders Entitled to Vote

3.06        Record Date for Notice

3.07        Meetings without Notice





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3.08        Chairman, Secretary and Scrutineers

3.09        Persons Entitled to be Present

3.10        Quorum

3.11        Right to Vote

3.12        Proxyholders and Representatives

3.13        Time for Deposit of Proxies

3.14        Personal Representative

3.15        Joint Shareholders

3.16        Votes to Govern

3.17        Voting

3.18        Ballots

3.19        Adjournment


Part IV - Dividends and Rights

4.01        Dividends

4.02        Dividend Cheques

4.03        Non-Receipt of Cheques

4.04        Record Date for Dividends and Rights

4.05        Unclaimed Dividends


Part V - Protection of Directors, Officers and Others

5.01        Limitation of Liability

5.02        Indemnity

5.03        Insurance


Part Vl - Notices

6.01        Method of Giving Notices

6.02        Notice to Joint Shareholders

6.03        Computation of Time

6.04        Undelivered Notices

6.05        Omissions and Errors

6.06        Persons Entitled by Death or Operation of Law


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6.07        Waiver of Notice


ADMINISTRATIVE RESOLUTIONS


Article I - Business of the Corporation

1.01        Financial Year

1.02        Execution of Instruments

1.03        Banking Arrangements

1.04        Voting Rights in Other Bodies Corporate

1.05        Company Representation for Certain Purposes

1.06        Corporate Seal


Article ll - Officers

2.01        Appointment

2.02        Chairman of the Board, Vice-Chairman of the Board and President

2.03        Chief Executive Officer

2.04        Chief Operating Officer

2.05        Vice-President

2.06        Secretary

2.07        Treasurer

2.08        Controller

2.09        Powers and Duties of Other Officers

2.10        Variation of Powers and Duties

2.11        Term of Office

2.12        Terms of Employment and Remuneration

2.13        Declaration of Interest

2.14        Agents and Attorneys

2.15        Fidelity Bonds


Article lll - Shares and Securities

3.01        Allotment

3.02        Share Certificates

3.03        Securities Registers


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3.04        Registration of Transfers

3.05        Registrars and Transfer Agents

3.06        Replacement of Share Certificates

3.07        Joint Shareholders

3.08        Deceased Shareholders


Article IV - Remuneration of Directors

4.01        Remuneration


Article V - Committees of the Board

5.01        Committees of the Board

5.02        Term of Office

5.03        Procedure, Chairman, Secretary

5.04        Executive Committee

5.05        Audit Committee

5.06        Human Resources Management Development and Compensation Committee

5.07        Pension Fund Review Committee

5.08        Environment, Health and Safety Committee

5.09        Corporate Governance and Nominating Committee


Article Vl - Interpretation

6.01        Interpretation, Definitions



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                           ST. LAURENT PAPERBOARD INC.

                                  BY-LAW NO. 1


By-laws relating generally to the transaction of the business and affairs of ST. LAURENT PAPERBOARD INC.

BE IT ENACTED as By-laws of ST. LAURENT PAPERBOARD INC. (hereinafter referred to as the "Corporation") as follows:


                                     PART I

                                 INTERPRETATION


1.01 Definitions. In this by-law and all other by-laws and special resolutions of the Corporation, unless the context otherwise requires:

            "Act" means the Canada Business Corporations Act and any statute that may be substituted therefor, as from time to time amended;

            "appoint" includes "elect" and vice versa;

            "board" means the board of directors of the Corporation;

            "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

            "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders, "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; "special business" means that business transacted at a special meeting of shareholders and an annual meeting of shareholders which is by the Act deemed or defined to be special business;

            "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

            "recorded address" means, in the case of a shareholder, his latest address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address recorded in the records of the Corporation;

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            save as aforesaid and unless the context otherwise  requires,  words and expressions defined in the Act have the same meanings when used herein; words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations; and

            any notice, resolution, statement or other document required or permitted to be executed by more than one person may be executed in several documents of like form each of which is executed by one or more of such persons, and such documents, when duly executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document.


                                     PART II

                              MEETINGS OF DIRECTORS


2.01 Action by the Board. The board shall manage the business and affairs of the Corporation. Subject to sections 2.02 and 2.03, the powers of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

2.02 Canadian Majority. Unless otherwise provided by the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where

(a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b) a majority of resident Canadians would have been present had that director been present at the meeting.

2.03 Meeting by Communications Facilities. If all the directors present at or participating in the meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means shall be deemed to be present at the meeting.


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2.04 Place of Meetings. Meetings of the board may be held at any place within or outside Canada. In any financial year of the Corporation a majority of the meetings of the board need not be held in Canada.

2.05 Calling of Meetings. Meetings of the board shall be held from time to time at such place, at such time and on such day as the board, the Chairman of the Board (if any), the Vice-Chairman of the Board (if any), the President, if a director, a Vice-President who is also a director, or any two directors may determine. Notice of the time and place of every meeting so called shall be given in the manner provided in Part Vl to each director (a) not less than 48 hours (excluding any part of a non-business day) before the time when the meeting is to be held if the notice is mailed, or (b) not less than 24 hours (excluding any part of a non-business day) before the time when the meeting is to be held if the notice is served personally or is given by telex, telegram or other means of prepaid transmitted or recorded communication.

2.06 First Meeting of New Board. Each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected, provided a quorum of directors is present.

2.07 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

2.08 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director at his recorded address forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

2.09 Chairman. The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, Vice-Chairman of the Board, President, or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

2.10 Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of any equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

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2.11 Quorum.  Subject to section 2.02, a majority of the number of directors set out in the articles or, where a minimum and maximum number of directors of the Corporation is provided for in the articles, a majority of the number of directors determined by the shareholders or directors, as the case may be, shall constitute a quorum at any meeting of the board.

2.12 Remuneration and Expenses. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.


                                    PART III

                            MEETINGS OF SHAREHOLDERS


3.01 Annual Meetings. The annual meeting of shareholders shall be held at such time and on such day in each year and, subject to section 3.03, at such place as the board may from time to time determine, for the purpose of considering the reports and statements required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and transacting such other business as may properly be brought before the meeting.

3.02 Special Meetings. The board, the Chairman of the Board, the Vice-Chairman of the Board or the President shall have power to call a special meeting of shareholders at any time.

3.03 Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situated or, if the board shall so determine, at some other place in Canada.

3.04 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Part Vl not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder entitled thereto. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting.


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3.05 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare within the time and in the manner specified by the Act a list of shareholders entitled to receive notice of the meeting.

3.06 Record Date for Notice. Subject to the provisions of the Act, the Board, the Chairman of the Board, the Vice-Chairman of the Board or the President may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given in the manner, provided in the Act. If no record date is fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be as provided in the Act.

3.07 Meeting without Notice. A meeting of shareholders may be held at any time and place permitted by the Act or the articles or the by-laws without notice or on shorter notice than that provided for herein, and proceedings thereat shall not be invalidated (a) if all the shareholders entitled to vote thereat are present in person or represented or if those not so present or represented have received notice or, before or after the meeting or the time prescribed for the notice thereof, in writing waive notice of or accept short notice of such meeting, and (b) if the auditors and the directors are present or if those not present have received notice or, before or after the meeting or the time prescribed for notice thereof, in writing waive notice of or accept short notice of such meeting.

3.08 Chairman, Secretary and Scrutineers. The Chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed who is present at the meeting: Chairman of the Board, Vice-Chairman of the Board, President or Vice-President who is a director. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

3.09 Persons Entitled to be Present. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the Chairman of the Board (if any) the Vice-Chairman of the Board (if any), the President, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to attend the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

3.10 Quorum. Subject to the provisions of the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed representative or proxyholder for an absent shareholder so entitled and holding or representing in the aggregate shares to which are attached not less than 20% of the voting rights attaching to all outstanding voting shares of the

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Corporation  entitled  to vote at the  meeting.  If a quorum is  present  at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

3.11 Right to Vote. Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation must prepare the list referred to in section 3.05, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date, or where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and
(b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 3.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

3.12 Proxyholders and Representatives. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. Every such shareholder which is a body corporate or association may by resolution of its directors or governing body authorize an individual who need not be a shareholder to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the Secretary of the Corporation or the chairman of the meeting.

3.13 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, if it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

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3.14 Personal  Representative.  If the  shareholder  of record is deceased,  his
personal  representative,   upon  filing  with  the  secretary  of  the  meeting
sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of section 3.15 shall apply.

3.15 Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

3.16 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a casting vote.

3.17 Voting. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, an entry in the minutes of the meeting to the effect that the chairman of the meeting declared that the vote upon the question has been carried or carried by a particular majority or not carried shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

3.18 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

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3.19  Ajournment.  If a meeting of  shareholders  is adjourned  for less than 30 days, it shall not be necessary to give notice of adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.


                                     PART IV

                              DIVIDENDS AND RIGHTS


4.01 Dividends. Subject to the provisions of the Act and the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

4.02 Dividend Cheques. A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the recorded address in respect of such joint holding, or to the first such recorded address if there is more than one. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

4.03 Non-receipt of cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue or cause to be issued to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

4.04 Recorded Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given in the time and in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be such date as may be established by the Act.

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4.05 Unclaimed Dividends.  Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.


                                     PART V

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS


5.01 Limitation of Liability. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

5.02 Indemnity. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

            The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnify apart from the provisions of this by-law.

5.03 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 5.02 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.


                                     PART Vl
                                     NOTICES


6.01 Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served), pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

6.02 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

6.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event shall be excluded.

6.04  Undelivered  Notices.  If any notice  given to a  shareholder  pursuant to section 6.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

6.05 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

6.06 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

6.07 Waiver of Notice. Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

                           ST. LAURENT PAPERBOARD INC.

                           ADMINISTRATIVE RESOLUTIONS

                                    ARTICLE I

                           Business of the Corporation


1.01 Financial Year. The financial year of the Corporation shall end on December 31 in each year.

1.02 Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of Chairman of the Board, Vice-Chairman of the Board, President, Vice-President or is a director and the other of whom holds one of the said offices or the office of Secretary, Treasurer, Comptroller, Assistant-Secretary, Assistant-Treasurer, Assistant-Comptroller or any other office created by by-law or by resolution of the board, or is a director. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument. Any signing officer may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof.

1.03 Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

1.04 Voting Rights in Other Bodies Corporate. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such proxies, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

1.05 Company Representation for Certain Purposes. The Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, any Vice-President, the Secretary, the Treasurer, the Comptroller or any other officer or person thereunto authorized by the board is authorized and empowered to appear and make answer for the Company to all writs, orders and questions issued out of or authorized by any court of any jurisdiction and to declare for and on behalf of the Corporation in answer to writs or orders of attachment by way of garnishment in which the Corporation is garnishee and to make all affidavits and declarations in connection therewith or in connection with any and all judicial proceedings or other matters to which the Corporation is a party and to instruct solicitors or counsel to act for the Corporation in bringing or defending any action, suit or other judicial proceedings, and to make petitions for winding-up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of the Corporation's debtors and grant proxies in connection therewith.

1.06 Corporate Seal. The corporate seal of the Corporation shall be in the form shown in the margin hereof.


                                   ARTICLE ll

                                    Officers


2.01 Appointment. The board may from time to time appoint a Chairman of the Board, a Vice-Chairman of the Board, a President, any or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, a Controller, and such other officers as the board may determine, including one or more assistants to any of the officers appointed. The board may specify the duties of and, subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to section 2.02, an officer may but need not be a director and one person may hold more than one office.

2.02 Chairman of the Board, Vice Chairman of the Board and President. If appointed, the Chairman of the Board, the Vice-Chairman of the Board and the President shall each be a director and shall have such powers and duties as the board may specify.

2.03 Chief Executive Officer. The board may designate the Chairman of the Board, the Vice-Chairman of the Board or the President as chief executive officer of the Corporation who as such, subject to the authority of the board, shall have general supervision over the business and affairs of the Corporation.

2.04 Chief Operating Officer. The board may designate the Vice-Chairman of the Board, the President or any Vice-President as chief operating officer who, as such, subject to the authority of the Chief Executive Officer and the board, shall have general supervision over the day-to-day affairs of the Corporation.

2.05 Vice-President. During the absence or disability of the President, his duties may be performed and his powers may be exercised by the Vice-President, or if there is more than one, by such Vice-President as shall be determined by the board. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or the board may prescribe.

2.06 Secretary. The Secretary, as and when requested to do so, shall attend and be the secretary of all meetings of the board, shareholders, and committees and advisory committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to directors, shareholders, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board may prescribe.

2.07 Treasurer. The Treasurer, if appointed, shall keep proper accounting records in compliance with the Act and, under the direction of the board, shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board may prescribe.

2.08 Controller. The Controller, if appointed, may perform any of the duties of the Treasurer; and he shall have such other powers and duties as the board may prescribe.

2.09 Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may prescribe. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

2.10 Variation of Powers and Duties. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

2.11 Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

2.12 Terms of Employment and Remuneration. The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time.

2.13 Declaration of Interest. An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with the Act.

2.14 Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to subdelegate), as may be thought fit.

2.15 Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.


                                   ARTICLE lll

                              Shares and Securities


3.01 Allotment. Subject to the provisions of the Act and the articles, the board may from time to time allot and issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

3.02 Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written certificate of acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Such certificates shall be in such form as the board shall from time to time approve. Any such certificate shall be signed in accordance with section 1.02 and need not be under corporate seal; provided that, unless the board otherwise determines, certificates in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

3.03 Securities Registers. The Corporation shall prepare and maintain at its registered office or at any other place in Canada designated by the board, a securities register for each class or series of securities containing such particulars and information as is required by the Act.

3.04 Registration of Transfers. Subject to the provisions of the Act, no transfer of securities or warrants issued by the Corporation shall be registered in the register of transfers or a branch register of transfers except upon presentation of the certificate representing such securities and warrants with an endorsement, which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe and upon payment of all applicable taxes and any fees prescribed by the board.

3.05 Registrars and Transfer Agents. The board may from time to time appoint one or more agents to maintain, in respect of each class of securities and warrants of the Corporation issued by it in registered form, a central securities register, one or more branch securities registers, a register of transfers and one or more branch registers of transfers. In each branch register of transfers there shall be recorded only the particulars of transfer of securities or warrants registered at that branch; particulars of every transfer of securities and warrants shall be recorded in the register of transfer. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated as both registrar and transfer agent. The board may at any time terminate such appointment.

3.06 Replacement of Share Certificates. Upon the following conditions having been met to the satisfaction of the President or the Secretary of the Corporation and the solicitors of the Corporation, namely:

(a) that the Transfer Agent and Registrar of the common shares of the Corporation (the "Transfer Agent") shall have placed a stop-transfer order on the records of the Corporation against the share certificate or certificates representing common shares of the Corporation reported to have been worn out, defaced, lost, stolen or destroyed;

(b) that the Transfer Agent has been furnished with a bond of a surety company or other security (such bond or other security to be in form  and  terms  approved  by the  President or  Secretary  of  the
            Corporation,       the Transfer  Agent  and  the solicitors  of  the
            Corporation) indemnifying the Corporation and the Transfer Agent against all loss, costs and expenses of whatsoevernature and kind which may at any time be incurred by the Company and the
            Transfer Agent or either of them by reason of the issuance, countersigning and registration of any new share certificate or certificates representing common shares of the Corporation to replace any share certificate or certificates reported to have been worn out, defaced, lost, stolen or destroyed;

      (c) that the Corporation and the Transfer Agent have been furnished with a statutory declaration or affidavit in form and terms approved by the President or Secretary of the Corporation, the Transfer Agent and the solicitors of the Corporation, verifying that the share certificate or certificates so to be replaced was or were worn out, defaced, lost, stolen or destroyed;

            the President or the Secretary of the Corporation be and they are hereby authorized to instruct the Transfer Agent, and the Transfer Agent, upon receipt of such instructions, be and it is hereby authorized, to issue, countersign and register a new certificate or certificates for the number of common shares of the Corporation in the name of such person or persons as may be specified in such instructions in order that such new certificate or certificates may be issued to replace any certificate or certificates for common shares of the Corporation of the same number as the said officer or officers in said instructions declare they are satisfied to have been worn out, defaced, lost, stolen or destroyed.

3.07 Joint Shareholders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

3.08 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of transfers, a branch register of transfers of securities register in respect thereof or to make payment of any dividend thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its registrar and/or transfer agent.


                                   ARTICLE IV

                           Remuneration of Directors.


4.01 Remuneration of Directors. Fees shall be paid to the directors of this Corporation as follows:

(a) an annual fee of $14,000 payable in quarterly instalments, for services as a director;

(b) a meeting fee of $1,000, payable quarterly, for each meeting of the Board of Directors attended during the quarter;

(c)         an annual  fee of  $3,000,  payable in  quarterly  instalments,  for
            services  as  a  chairperson  and  Committee   member  of  any  duly
            constituted Committee of the Board;

(d) an annual fee of $2,000, payable in quarterly instalments, for services as an appointed member of any duly constituted Committee of the Board;

(e) a meeting fee of $1,000, payable quarterly for each meeting of a Committee of the Board attended during the quarter.

4.02 Each director of the Corporation shall be reimbursed for expenses incurred in attending each meeting of the board or of any duly constituted committee of the board.

4.03 The Corporation's directors, who are also employees of the Corporation, or of any of its subsidiaries, shall not be entitled to such annual directors' fee or to meeting fees.


                                    ARTICLE V

                             Committees of the Board


5.01 Committees of the Board. The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise. A majority of the members of each committee shall be resident Canadians unless the Act permits otherwise. The board may appoint an executive committee ("Executive Committee") and shall appoint an audit committee ("Audit Committee") in addition to any other committees.

5.02 Term of Office. Any member of a committee may be removed or replaced at any time by the board and shall ipso facto cease to be a member of a committee upon ceasing to be a director. The board may fill vacancies on the Executive Committee by election from among its numbers. If and whenever a vacancy shall exist on a committee, the remaining members may exercise all its powers so long as a quorum remains in office. Subject to the foregoing, each member of a committee shall hold office as such until the next annual meeting of shareholders after his election.

5.03 Procedure, Chairman, Secretary. Unless otherwise determined by the board at the time a committee is constituted, each committee shall have power to fix its quorum at not less than a majority of its members and to elect its chairman and secretary. The time at which and the place where meetings of a committee shall be held and the calling of meetings and the procedure in all things at such meetings shall be determined by the committee. Each committee shall keep minutes of its meetings in which shall be recorded all action taken by it. Subject to the Act, the powers of a committee may be exercised by resolution in writing signed by all members of the committee who would have been entitled to vote on that resolution at a meeting of the committee and the signed resolution shall be kept with the minutes of meetings hereinbefore referred to.

5.04        Executive Committee.

(a) The board may appoint annually from among its members, an Executive Committee to consist of four (4) members. Three (3) members of the Executive Committee shall constitute a quorum.

(b) The Executive Committee shall be delegated, during the intervals between meetings of the board, all the powers of the board in respect of the management and direction of the business and affairs of the Corporation (save and except only those acts as must by law be performed by the board itself) in all cases in which specific directions shall not have been given by the board. All proceedings of the Executive Committee shall be open to the examination of the board and shall be reported to the board if and when the board so directs.

(c) The Executive Committee may invite such officers, directors and employees of the Corporation as it may see fit from time to time to attend at meetings of the Executive Committee and assist thereat in the discussion and consideration of the business and affairs of the Corporation.

5.05        Audit Committee.

(a)         The Board  shall  appoint  annually  from among its members an Audit
            Committee which shall have the powers and duties provided in the Act. The Audit Committee shall be composed of four (4) members who shall not be officers or employees of the Corporation. Two (2) members of the Audit Committee shall constitute a quorum.

(b) The members of the Audit Committee shall have the right for the purpose of performing their duties to inspect all the books and records of the Corporation and its affiliates and to discuss such books and records and any matters relating to the financial position of the Corporation with the officers and auditors of the Corporation and its affiliates.

(c) Notice of every meeting of the Audit Committee shall be given to the auditors of the Corporation as well as to the members of the committee and meetings of the Audit Committee shall be convened whenever requested by the auditors in accordance with the Act as well as by the Audit Committee.

5.06 Human Resources Management Development and Compensation Committee. The Board shall appoint annually from among its members a Human Resources, Management Development and Compensation Committee which shall have the powers and duties to review, from time to time, the compensation payable to the Directors, the performance of the officers appointed by the Board, the Corporation's succession planning and approve or otherwise act upon the recommendation of management on behalf of the Board, with respect to the Corporation's incentive plans and the salaries of the officers of the Corporation appointed by the Board. The Human Resources, Management Development and Compensation Committee shall be composed of five (5) members. Four (4) of the members of the Committee shall not be officers or employees of the Corporation, any one of them may be designated as a non-voting member of the Committee. The fifth member shall be the President and Chief Executive Officer who will be a non voting ex-officio member of the Committee providing advice and counsel to the Committee except when matters pertaining to his office are discussed. Two (2) voting members of the Human Resources, Management Development and Compensation Committee shall constitute a quorum.

5.07 Pension Fund Review Committee. The Board shall appoint annually from among its members a Pension Fund Review Committee which shall have the powers and duties to assist the Board in carrying out its responsibilities with respect to the retirement plans of the Corporation. The Pension Fund Review Committee shall be composed of four (4) members who shall not be employees of the Corporation. Two (2) members of the Pension Fund Review Committee shall constitute a quorum.

5.08        Environment, Health and Safety Committee

(a) The Board shall appoint annually from among its members an Environment, Health and Safety Committee. The Committee shall be composed of three (3) members. The President and Chief Executive Officer of the Corporation shall be ex officio a member of the Committee. The other members shall be neither officers nor employees of the Corporation. The Chairman of the Committee shall be designated by the Board.

(b) The Committee shall meet at the call of its chairman or any two of its members, and a quorum at any meeting of the Committee shall be a majority of its members.

5.09        Corporate Governance and Nominating Committee

(a) The Board shall appoint annually from any of its members, a Corporate Governance and Nominating Committee. The Committee shall be composed of four (4) members, three of whom shall be outside directors. The President and Chief Executive Officer will serve as an ex-officio non-voting member of the Committee, except for those meetings of the Committee organized by the Chairman of the Committee for the outside directors only. The Chairman of the Committee shall be designated by the Board.

(b) The Committee shall meet at the call of its Chairman or any two of its members, and the quorum at any meeting of the Committee shall be a majority of its members . "

(c) The powers and duties (terms of Reference) of the Corporate Governance and Nominating Committee shall be as follows:

      (1) Evaluate and consider, and make recommendations to the Board of Directors, with respect to candidates for nomination as new Board members.

      (2) Evaluate and recommend nominees for all Committees of the Board of Directors and nomination of incumbent directors.

      (3) Oversee Board of Directors and Committees of the Board of Directors' tenure policies, as well as matters concerning questions as to what the appropriate Committees of the Board should be and the charters of such Committee of the Board.

      (4) Oversee policies covering the resignation of incumbent directors.

      (5) Evaluate annually the overall performance of the Board of Directors and the performance of the incumbent directors.

      (6) Oversee compensation policies for outside directors and members of each Committee of the Board.

     (7)   Evaluate,   consider  and  make  recommendations  to  the  Board  of
            Directors with respect to policies involving the composition, organization and practices of the Board, including policies with respect to the size of the Board and the desired qualifications of directors.

      (8) Review periodically the quality, sufficiency and currency of information furnished by management to the directors in connection with the Board and Committee meetings and other activities of the directors.

      (9) Oversee the selection and retention of such outside advisors as may be proposed under appropriate circumstances by directors with the full knowledge of management.

      (10) Review on a continuing basis the functioning of the Board and the fulfillment of its legal duties, keep abreast of the latest developments with regard to corporate governance in general and directors' duties and responsibilities in particular, and make recommendations to the Board in light of such matters and developments as may be appropriate.


                                   ARTICLE Vl

                                 Interpretation


6.01 Interpretation, Definition. In this Administrative Resolution, unless the context otherwise requires, terms defined or described in By-law No. I of the Corporation, as from time to time amended, have the same meanings when used herein; words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.